EXHIBIT 24.1

OMNOVA SOLUTIONS INC.
POWER OF ATTORNEY
Each of the undersigned, an officer, a director, or both of OMNOVA Solutions Inc., an Ohio corporation, hereby constitutes and appoints Paul F. DeSantis, James C. LeMay, Frank P. Esposito, and each of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead and to file with the United States Securities and Exchange Commission in accordance with Securities Exchange Act of 1934, as amended, OMNOVA Solutions Inc. Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and all exhibits, amendments, and supplements thereto, with full power and authority to take such actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Annual Report on Form 10-K.
This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/s/ David J. D'Antoni	/s/ Janet Plaut Giesselman
David J. D’Antoni	Janet Plaut Giesselman
/s/ Joseph M. Gingo	/s/ Michael J. Merriman
Joseph M. Gingo	Michael J. Merriman
/s/ James A. Mitarotonda	/s/ Steven W. Percy
James A. Mitarotonda	Steven W. Percy
/s/ Larry B. Porcellato	/s/ Allan R. Rothwell
Larry B. Porcellato	Allan R. Rothwell
/s/ William R. Seelbach
William R. Seelbach